Exhibit 16.1

[WIPFLI LETTERHEAD]

February 14, 2012

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, D.C. 20549

Re: Mesabi Trust

Dear Sir or Madam:

This letter is to confirm that Wipfli LLP, the former independent registered public accounting firm of Mesabi Trust, has read the disclosures included under Item 4.01 of Mesabi Trust’s Form 8-K dated February 14, 2012.  We agree with the statements made in the paragraphs under Item 4.01(a) as they relate to our firm.  We have no basis on which to agree or disagree with the statements made in the paragraphs under Item 4.01(b).

Sincerely,

/s/ Wipfli LLP

Wipfli LLP